UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

Starwood Credit Real Estate Income Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56577	93-6487687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue

Miami Beach, Florida 33139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2024, SCREDIT Mortgage Funding Sub-4, LLC (“Sub-4”) and SCREDIT Mortgage Funding Sub-4-T, LLC (“Sub-4-T” and, together with Sub-4, the “Sellers”), each of which are indirect, wholly-owned special-purpose financing subsidiaries of Starwood Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), entered into a Master Repurchase and Securities Contract Agreement (together with the related transaction documents, the “MS Repurchase Agreement”), with Morgan Stanley Bank, N.A. (“Morgan Stanley”), to finance the acquisition and origination by the Sellers of eligible assets as more particularly described in the MS Repurchase Agreement. The MS Repurchase Agreement provides for asset purchases by Morgan Stanley of up to £150 million (the “Facility”). The transactions contemplated under the MS Repurchase Agreement may be denominated in British Pound Sterling, Euro, Australian Dollars or such other currency approved by Morgan Stanley in its sole discretion.

Advances under the MS Repurchase Agreement accrue interest at a per annum rate equal to (i) the sum of the Compounded Reference Rate (as defined in the MS Repurchase Agreement) and the Applicable Spread (as defined in the MS Repurchase Agreement) for asset purchases denominated in British Pound Sterling; (ii) the sum of the EURIBOR Rate or Alternative Rate (EUR) (each as defined in the MS Repurchase Agreement), as applicable, and the relevant Applicable Spread for asset purchases denominated in Euros; or (iii) the sum of the BBSY Rate (as defined in the MS Repurchase Agreement) and the relevant Applicable Spread for asset purchases denominated in Australian Dollars. The interest rates described above are subject to adjustment and/or conversion as described in the MS Repurchase Agreement.

The maturity date of the Facility is February 15, 2029, subject to one (1) or more one (1) year extension options at Morgan Stanley’s sole discretion.

In connection with the MS Repurchase Agreement, the Company provided a Guaranty (the “Guaranty”), under which the Company guarantees up to a maximum liability of 25% of the then outstanding obligations of the Sellers under the MS Repurchase Agreement. The Guaranty may become full recourse to the Company upon the commencement of a voluntary bankruptcy or insolvency proceeding by Seller or collusive involuntary bankruptcy or insolvency proceeding against Seller or the Company. The Company is also liable under the Guaranty for actual costs, expenses or liabilities actually incurred by Morgan Stanley resulting from customary “bad boy” events as described in the Guaranty.

The MS Repurchase Agreement and the Guaranty contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD CREDIT REAL ESTATE INCOME TRUST

Date: April 29, 2024

	By:	/s/ Dennis G. Schuh
	Name:	Dennis G. Schuh
	Title:	Chief Executive Officer and President